Exhibit 99.1

Media Relations

News release

FOR IMMEDIATE RELEASE

Contact:

James Fetig

781-522-5111

Raytheon Appoints Pamela A. Wickham Vice President Communications and Corporate Affairs

WALTHAM, Mass., (March 14, 2005) – Raytheon Company (NYSE:RTN) has appointed Pamela A. Wickham, 42, as vice president communications and corporate affairs effective March 14, 2005. Most recently Wickham was vice president, corporate communications for the Hewlett Packard Company.

Prior to Hewlett Packard, Wickham was executive vice president for GE Healthcare, headquartered in the UK. While with GE, she also had assignments as merchandising and brand manager for GE Plastics, corporate public relations manager with the GE corporate office and general manager for global communications at GE Medical. Earlier in her professional career Wickham was an account executive in New York with Porter Novelli Public Relations and Ketchum Public Relations.

Wickham earned a bachelor’s degree in English with a minor in journalism at the University of Oklahoma.

Raytheon Company (NYSE: RTN), with 2004 sales of $20.2 billion, is an industry leader in defense and government electronics, space, information technology, technical services, and business and special mission aircraft. With headquarters in Waltham, Mass., Raytheon employs 80,000 people worldwide.

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